UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 24, 2026
Date of Report (date of earliest event reported)
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Greenidge Generation Holdings Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40808 (Commission File Number)	86-1746728 (I.R.S. Employer Identification Number)
1159 Pittsford-Victor Road, Suite 240 Pittsford, New York 14534
(Address of principal executive offices and zip code)
(315) 536-2359
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001	GREE	The Nasdaq Global Select Market
8.50% Senior Notes due 2026	GREEL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On June 24, 2026, Greenidge Generation Holdings Inc. (the "Company") held its 2026 annual meeting of stockholders (the "Annual Meeting"). At the Annual Meeting, the Company’s stockholders were asked to vote upon (1) the election of nine directors and (2) the ratification of the selection of MaloneBailey, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026.

Proposal 1: Election of Directors

The Company’s stockholders elected each of the nine nominees listed below for director, each to hold office until the Company’s 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal, by the vote indicated below.

Nominee	For	Withheld	Broker Non-Votes
Andrew M. Bursky	29,272,186	427,485	4,566,830
Timothy Fazio	29,225,223	474,448	4,566,830
David Filippelli	29,293,426	406,245	4,566,830
Jordan Kovler	29,350,570	349,101	4,566,830
Jerome Lay	29,266,662	433,009	4,566,830
Timothy Lowe	29,356,310	343,361	4,566,830
Michael Neuscheler	29,428,441	271,230	4,566,830
George (Ted) Rogers	29,407,205	292,466	4,566,830
Charles M. Zeynel	29,513,505	186,166	4,566,830

Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders approved the selection of the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, by the vote indicated below.

For	Against	Abstentions	Broker Non-Votes
34,049,387	143,662	73,452	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenidge Generation Holdings Inc.

By:	/s/ Jordan Kovler
Name:	Jordan Kovler
Title:	Chief Executive Officer

Date: June 25, 2026